                                                                    EXHIBIT 99.2

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Calvin Lee, President of Orient Semiconductor Electronics, Limited, a Taiwanese corporation, whose signature appears below, hereby constitutes and appoints Edmond Tseng, President of OSE, Inc., as his attorney-in-fact, for him in any and all capacities, to sign any and all amendments to this Report on Form 13-D, and to file the same, with exhibits thereto and other document in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by our said attorney to any and all amendments to said Report. In accordance with the Exchange Act, this report has been signed below in February 14, 2000 by the following person on behalf of Orient Semiconductor Electronics, Limited and in the capacities indicated.



/s/ Calvin Lee                                    February 14, 2000
---------------------                             ---------------------
Calvin Lee                                        Date
President
Orient Semiconductor Electronics, Limited

                                       1.